Exhibit 21

ARRIS Group Inc. & Subsidiaries

As of February 27, 2013

ARRIS Group Inc., (Delaware), stock is publicly traded
ARRIS Enterprises I, Inc.
ARRIS Enterprises II, Inc.
ARRIS Solutions, Inc., (Delaware)
C-COR Solutions Pvt. Ltd. (India)—dormant
ARRIS Group Canada, Inc
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico)—dormant
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
ARRIS Group B.V. France Branch
ARRIS Group B.V. U.K. Branch
ARRIS Germany GmbH (Germany)
ARRIS International Iberica S.L. (Spain)
ARRIS International Iberica S.L. Portugal Branch
C-COR Argentina S.R.L.
BigBand Networks, Inc. (Delaware)
BigBand Deutschland GmbH (Germany)
BigBand Networks (Shenzhen) Co., Ltd. (China)
ARRIS Broadband Solutions, Ltd. (Israel)
ARRIS Solutions PTE, LTD. (Singapore)
Texscan Corporation, (Nevada) —dormant
ANTEC International Corporation (Barbados)— dormant
ARRIS Holding Corp. of Illinois (Illinois)
Power Guard, Inc., (Illinois)—dormant
ARRIS Korea, Inc., (Delaware)
ARRIS Korea, Inc. Korea Branch
ARRIS Group, Inc., Sucursal Argentina (Argentina)—dormant
ARRIS Do Brasil LTDA (Brasil)
Arris Group Japan K.K. (Tokyo, Japan)
ARRIS Group Telecommunicaciones Compania Limited (Chile)
Arris Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
ARRIS Beijing Branch (China)
ARRIS Shanghai Branch (China)